Exhibit 99.1

Fluent Announces Fourth Quarter and Full-Year 2020 Financial Results

•	Q4 2020 revenue of $82.0 million, up 2.5% over Q4 2019
•	Net income of $0.2 million, or $0.00 per share
•	Media margin of $32.0 million, up 21.8% over Q4 2019 and representing 39.0% of revenue
•	Adjusted EBITDA of $11.1 million, representing 13.6% of revenue
•	Adjusted net income of $5.4 million, or $0.07 per share

New York, NY – March 16, 2021 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported results for the fourth quarter and fiscal year ended December 31, 2020.

Ryan Schulke, Fluent’s Chief Executive Officer, commented, "Our fourth quarter results came in at the high end of the ranges we previewed in mid-January. Our results for the quarter and the full year reflect significant strides on the advertiser side of our business, adding and fortifying strategic partnerships with major brands, which in turn enhances the value of Fluent’s brand equity.

To support our sustainable long-term growth strategy, we continue to evolve our media properties, platform and traffic quality. As our industry is evolving rapidly, both commercially and through a regulatory lens, we are leading by example. In 2020, we commenced a Traffic Quality Initiative, to further enhance our value proposition for our clients and position Fluent as an industry leader. We see our commitment to higher quality traffic as the road to sustainable growth, notwithstanding a reduction in our near-term revenue profile during this transition.

Our clients are leaning in for more, and we are recalibrating our media strategy to fundamentally deliver high-value customer acquisition solutions to build value and drive growth for our clients and Fluent.”

Fourth Quarter Highlights

•	Revenue increased 2.5% to $82.0 million, from $80.0 million in Q4 2019
•	Net income of $0.2 million, or $0.00 per share, compared to net income of $1.0 million, or $0.01 per share
•	Media margin of $32.0 million, an increase of 21.8% over prior year period and representing 39.0% of revenue
•	Adjusted EBITDA of $11.1 million, representing 13.6% of revenue
•	Adjusted net income of $5.4 million, or $0.07 per share

Full-Year 2020 Highlights

•	Revenue increased 10.3% to $310.7 million, from $281.7 million in 2019
•	Net income of $2.2 million, or $0.03 per share, compared to net loss of $1.7 million, or $0.02 per share
•	Media margin of $110.4 million, an increase of 18.0% over prior period and representing 35.5% of revenue
•	Adjusted EBITDA of $41.2 million, an increase of 18.7% over prior period and representing 13.3% of revenue
•	Adjusted net income $19.7 million, or $0.25 per share

Media margin, adjusted EBITDA and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

Business Outlook

•	Strategic client relationships driving strong demand on Fluent’s performance marketplace
•	Monetization, as measured by media margin per registration, up two-fold in-year 2020 (Q4 vs. Q1), enabled by investments in technology and analytics; remains robust in Q1 2021
•	Traffic Quality Initiative reducing revenue during transition to higher value strategy
•	Winopoly contact center capability scaling quickly, exceeding expectations

  Conference Call

Fluent, Inc. will host a conference call on Tuesday, March 16, 2021 at 4:30 PM ET to discuss its 2020 fourth quarter and full-year financial results. To listen to the conference call on your telephone, please dial (888) 339-0797 for domestic callers, or (412) 317-5248 for international callers. To access the live audio webcast, visit the Fluent website at investors.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the conference call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (877) 344-7529 or (412) 317-0088, with the replay passcode 10153134. The replay will also be available for one week on the Fluent website at investors.fluentco.com.

About Fluent, Inc.

Fluent (NASDAQ: FLNT) is a leading performance marketing company with expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party database of opted-in consumer profiles, Fluent drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data; the outcome of litigation, regulatory investigations or other legal proceedings in which we are involved or may become involved; failure to safeguard the personal information and other data contained in our database; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic; dependence on our key personnel; dependence on third-party service providers; management of the growth of our operations, including international expansion and the integration of acquired business units or personnel; the impact of the Traffic Quality Initiative, including our ability to replace lower quality consumer traffic with traffic that meets our quality requirements; ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands; management of unfavorable publicity and negative public perception about our industry; failure to compete effectively against other online marketing and advertising companies; competition we face for web traffic; dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites; dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes; liability related to actions of third-party publishers; limitations on our or our third-party publishers’ ability to collect and use data derived from user activities; ability to remain competitive with the shift to mobile applications; failure to detect click-through or other fraud on advertisements; impact of increased fulfillment costs; failure to meet our clients’ performance metrics or changing needs; compliance with the covenants of our credit agreement; and the potential for failures in our internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	December 31, 2020	December 31, 2019
ASSETS:
Cash and cash equivalents	$21,087	$18,679
Accounts receivable, net of allowance for doubtful accounts of $368 and $1,967, respectively	62,669	60,915
Prepaid expenses and other current assets	2,435	1,921
Total current assets	86,191	81,515
Restricted cash	1,480	1,480
Property and equipment, net	2,201	2,863
Operating lease right-of-use assets	8,284	9,865
Intangible assets, net	45,417	55,603
Goodwill	165,088	164,774
Other non-current assets	1,559	993
Total assets	$310,220	$317,093
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable	$7,692	$21,574
Accrued expenses and other current liabilities	31,568	20,358
Deferred revenue	1,373	1,140
Current portion of long-term debt	7,293	6,873
Current portion of operating lease liability	2,291	2,282
Total current liabilities	50,217	52,227
Long-term debt, net	33,283	44,098
Operating lease liability, net	7,290	9,056
Other non-current liabilities	2,545	775
Total liabilities	93,335	106,156
Contingencies
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 80,295,141 and 78,642,078, respectively; and Shares outstanding — 76,349,274 and 75,873,679, respectively	40	39
Treasury stock, at cost — 3,945,867 and 2,768,399 shares, respectively	(9,999)	(8,184)
Additional paid-in capital	411,753	406,198
Accumulated deficit	(184,909)	(187,116)
Total shareholders’ equity	216,885	210,937
Total liabilities and shareholders’ equity	$310,220	$317,093

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$81,996	$80,011	$310,719	$281,684
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	56,733	55,905	215,135	194,435
Sales and marketing (1)	3,040	2,336	11,683	11,545
Product development (1)	3,403	1,570	12,604	8,055
General and administrative (1)	12,906	13,687	46,798	48,065
Depreciation and amortization	3,810	3,675	15,302	13,940
Goodwill impairment	—	—	817	—
Write-off of long-lived assets	1	145	1	425
Total costs and expenses	79,893	77,318	302,340	276,465
Income from operations	2,103	2,693	8,379	5,219
Interest expense, net	(1,168)	(1,628)	(5,350)	(6,892)
Income (loss) before income taxes	935	1,065	3,029	(1,673)
Income tax expense	(757)	(109)	(822)	(74)
Net income (loss)	$178	$956	$2,207	$(1,747)
Basic and diluted income (loss) per share:
Basic	$0.00	$0.01	$0.03	$(0.02)
Diluted	$0.00	$0.01	$0.03	$(0.02)
Weighted average number of shares outstanding:
Basic	78,600,700	79,328,262	78,611,145	79,373,789
Diluted	79,899,702	79,701,600	79,525,176	79,373,789

(1) Amounts include share-based compensation expense as follows:
Sales and marketing	$163	$150	$822	$971
Product development	285	89	1,099	889
General and administrative	98	2,083	3,473	8,481
Total share-based compensation expense	$546	$2,322	$5,394	$10,341

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,207	$(1,747)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,302	13,940
Non-cash interest expense	1,407	1,387
Share-based compensation expense	5,394	10,341
Goodwill impairment	817	—
Write-off of long-lived assets	1	425
Non-cash accrued compensation expense for Put/Call Consideration	1,775	—
Provision for bad debts	269	2,550
Deferred income taxes	120	35
Changes in assets and liabilities:
Accounts receivable	(1,990)	(6,978)
Prepaid expenses and other current assets	(514)	104
Other non-current assets	(566)	(551)
Operating lease assets and liabilities, net	(176)	1,473
Accounts payable	(13,882)	6,028
Accrued expenses and other current liabilities	10,026	(1,626)
Deferred revenue	233	663
Other	(125)	(26)
Net cash provided by operating activities	20,298	26,018
CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	(1,426)	(7,246)
Capitalized costs included in intangible assets	(2,783)	(2,624)
Acquisition of property and equipment	(64)	(2,088)
Net cash used in investing activities	(4,273)	(11,958)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(11,802)	(8,034)
Repurchase of treasury stock	(1,300)	(1,792)
Taxes paid related to net share settlement of vesting of restricted stock units	(515)	(3,120)
Debt financing costs	—	(204)
Net cash used in financing activities	(13,617)	(13,150)
Net increase in cash, cash equivalents and restricted cash	2,408	910
Cash, cash equivalents and restricted cash at beginning of period	20,159	19,249
Cash, cash equivalents and restricted cash at end of period	$22,567	$20,159

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net income (loss), excluding (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization, (4) goodwill impairment, (5) write-off of long-lived assets, (6) accrued compensation expense for Put/Call Consideration, (7) share-based compensation expense, (8) acquisition-related costs, (9) restructuring and certain severance costs, (10) certain litigation and other related costs, and (11) one-time items.

Adjusted net income is defined as net income (loss) excluding (1) goodwill impairment, (2) write-off of long-lived assets, (3) accrued compensation expense for Put/Call Consideration, (4) share-based compensation expense, (5) acquisition-related costs, (6) restructuring and certain severance costs, (7) certain litigation and other related costs, and (8) one-time items. Adjusted net income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from net income (loss), which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2020	2019	2020	2019
Net income (loss)	$178	$956	$2,207	$(1,747)
Income tax expense	757	109	822	74
Interest expense, net	1,168	1,628	5,350	6,892
Goodwill impairment	—	—	817	—
Write-off of long-lived assets	1	145	1	425
Depreciation and amortization	3,810	3,675	15,302	13,940
General and administrative	12,906	13,687	46,798	48,065
Product development	3,403	1,570	12,604	8,055
Sales and marketing	3,040	2,336	11,683	11,545
Non-media cost of revenue (1)	6,749	2,182	14,837	6,341
Media margin	$32,012	$26,288	$110,421	$93,590
Revenue	$81,996	$80,011	$310,719	$281,684
Media margin % of revenue	39.0%	32.9%	35.5%	33.2%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net income (loss), which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2020	2019	2020	2019
Net income (loss)	$178	$956	$2,207	$(1,747)
Income tax expense	757	109	822	74
Interest expense, net	1,168	1,628	5,350	6,892
Depreciation and amortization	3,810	3,675	15,302	13,940
Goodwill impairment	—	—	817	—
Write-off of long-lived assets	1	145	1	425
Accrued compensation expense for Put/Call Consideration	591	—	1,775	—
Share-based compensation expense	546	2,322	5,394	10,341
Acquisition-related costs	22	35	173	483
Restructuring and certain severance costs	50	1,596	615	1,956
Certain litigation and other related costs	4,022	1,044	8,715	2,135
One-time items	—	17	—	185
Adjusted EBITDA	$11,145	$11,527	$41,171	$34,684

Below is a reconciliation of adjusted net income and the related measure of adjusted net income per share from net income (loss), which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share data)	2020	2019	2020	2019
Net income (loss)	$178	$956	$2,207	$(1,747)
Goodwill impairment	—	—	817	—
Write-off of long-lived assets	1	145	1	425
Accrued compensation expense for Put/Call Consideration	591	—	1,775	—
Share-based compensation expense	546	2,322	5,394	10,341
Acquisition-related costs	22	35	173	483
Restructuring and certain severance costs	50	1,596	615	1,956
Certain litigation and other related costs	4,022	1,044	8,715	2,135
One-time items	—	17	—	185
Adjusted net income	$5,410	$6,115	$19,697	$13,778
Adjusted net income per share:
Basic	$0.07	$0.08	$0.25	$0.17
Diluted	$0.07	$0.08	$0.25	$0.17
Adjusted weighted average number of shares outstanding:
Basic	78,600,700	79,328,262	78,611,145	79,373,789
Diluted	79,899,702	79,701,600	79,525,176	80,280,293

We present media margin, adjusted EBITDA and adjusted net income as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under US GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain severance costs associated with department-specific reorganizations and certain litigation and other related costs associated with legal matters outside the ordinary course of business, including costs and accruals related to the NY AG and FTC matters. Items are considered one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. Adjusted EBITDA for the year ended December 31, 2019 excluded as one-time items $0.2 million of costs associated with the move of our corporate headquarters. There were no other material adjustments for one-time items in the periods presented.

Adjusted net income, as defined above, and the related measure of adjusted net income per share exclude certain items that are recognized and recorded under US GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. Adjusted net income for the year ended December 31, 2019 excluded as one-time items $0.2 million of costs associated with the move of our corporate headquarters. There were no other material adjustments for one-time items in the periods presented. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the US GAAP measure of net income (loss).

Media margin, adjusted EBITDA, adjusted net income and adjusted net income per share are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, net income (loss) as indicators of operating performance. None of these metrics are presented as measures of liquidity. The way we measure media margin, adjusted EBITDA and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(917) 310-2070

InvestorRelations@fluentco.com